Exhibit 31.01

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

I, R. Eugene Taylor, certify that:

1.      I have reviewed this Amendment No. 1 to the annual report on Form 10-K of TIB Financial Corp., a Florida bank holding company (the “registrant”); and

2.      Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2012	TIB FINANCIAL CORP.

	By:	/s/ R. Eugene Taylor
R. Eugene Taylor
President and Chief Executive Officer
(principal executive officer)